UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the passing of Pankaj Mohan, President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Sonnet BioTherapeutics Holdings, Inc. (the “Company”), on March 31, 2025, the Board unanimously appointed Raghu Rao, 62, a current member of the Board, as interim Chief Executive Officer and promoted Stephen McAndrew, Ph.D., the Company’s current Chief Business Officer, to President and Chief Business Officer.

Mr. Rao has been a member of the Board since November 2019. Mr. Rao is a serial entrepreneur, strategic business advisor and angel investor. Mr. Rao has founded, scaled and had successful exits with several high-technology companies. In his 33-year career, Mr. Rao has advised clients on the strategy and roll-out of high-profile projects, such as USA.gov, TSA Screening Gateway, Cancer.gov and other eGovernment initiatives. As the Vistage Princeton Chair, from July 2012 to March 2017, Mr. Rao ran three high-performing peer advisory boards for middle-market CEOs and business leaders of high revenue companies. As the Chairman and President of InfoZen from August 1995 to July 2008, Mr. Rao has managed extensive U.S. Federal Government contracts. Mr. Rao is a 20-year Charter Member of The Indus Entrepreneurs (TiE.org) and a 5-year patron of the Indiaspora. He has held board positions at several companies including Cellix BioSciences (Jan 2016 - Jan 2017), Paper Battery Company (Jan 2009 - Dec 2018), Kovid Group (Feb 2016 - Oct 2017) , WizNucleus (Jun 2010 - present) and InfoZen (Aug 1995 - Jul 2008). Mr. Rao is active in social entrepreneurship and community service. He co-founded the Hindu Jewish Coalition in December 2012 and Forum for Religious Freedom in March 2007 to preserve religious diversity worldwide. He has held non-profit board positions at the Infinity Foundation (New Jersey), Arsha Vidya Gurukulam (Pennsylvania) and the Family Services Agency (Maryland). Mr. Rao has an MBA in Finance from George Washington University (Dec 1991), an M.S. in Computer Science from Virginia Tech (Dec 1986), and a B.Tech. in Electrical Engineering from Indian Institute of Technology Madras (June 1984).

The Company may enter into a formal employment agreement with Mr. Rao at a later date.

There are no arrangements or understandings between Mr. Rao and any other persons pursuant to which Mr. Rao was selected as an officer of the Company, Mr. Rao has no family relationships with any of the Company’s directors or executive officers, and Mr. Rao is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Dr. McAndrew, age 71, has served as our Chief Business Officer since February 2025, and previously our Senior Vice President of Business Development since the Company’s merger in 2020. Prior to the merger, Dr. McAndrew served as the Senior Vice President of Business Development of Sonnet BioTherapeutics, Inc. (“Prior Sonnet”) from February 2020. Before joining Prior Sonnet, Dr. McAndrew served as the Senior Vice President of Business Strategy & Development at Oncobiologics, Inc. from March 2014 to October 2019 and as the Vice President of Business Development from February 2012 to March 2014. Prior to Oncobiologics, Inc., Dr. McAndrew served in various business development roles at several biopharmaceutical companies from 2001 to 2011. From March 1993 to December 2001, Dr. McAndrew also served in various positions of increasing responsibility at Bristol-Myers Squibb Company, including as the Director of Biotechnology Licensing within the External Science and Technology Department. Dr. McAndrew earned his Ph.D. in Molecular and Cellular Biology from Ohio University, an M.S in Molecular Genetics from the State University of New York at Albany and a B.S from the State University of New York at Oswego.

As previously disclosed, on February 12, 2025, the Company entered into an employment agreement with Dr. McAndrew (the “McAndrew Agreement”), setting forth the terms of his employment as Chief Business Officer. Pursuant to the McAndrew Agreement, Dr. McAndrew is entitled to, among other things, (i) an annual gross base salary of $330,000 (“Base Salary”) and (ii) eligibility for a performance-based cash bonus of up to 35% of the Base Salary, as determined by the Board. The McAndrew Agreement shall terminate in accordance with the terms set forth therein. Pursuant to the McAndrew Agreement, if Dr. McAndrew is terminated without “Cause” or for “Good Reason” within 2 months prior to or within 12 months following a “Change in Control”, he is entitled to (i) his base salary for 12 months, (ii) any performance bonus for the performance year in which his termination occurs, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage. If Dr. McAndrew is terminated without “Cause” or for “Good Reason” not coincident with a “Change in Control”, he is entitled to (i) his base salary for 9 months, (ii) any performance bonus for the performance year in which his termination occurs, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 12 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage.

There are no arrangements or understandings between Dr. McAndrew and any other persons pursuant to which Dr. McAndrew was selected as an officer of the Company, Dr. McAndrew has no family relationships with any of the Company’s directors or executive officers, and Dr. McAndrew is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date:	April 1, 2025	By:	/s/ Donald Griffith
		Name:	Donald Griffith
		Title:	Chief Financial Officer